Exhibit 99.1
Crescent Energy Reports First Quarter 2024 Results

Houston, May 6, 2024 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company"), today announced financial and operating results for the first quarter of 2024. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, May 7, 2024. Details can be found in this release.

First Quarter 2024 Highlights
–Strong performance across key financial metrics, including Adjusted EBITDAX(1) and Levered Free Cash Flow(1), driven by consistent execution, strong production and improved commodity price realizations
–Generated Operating Cash Flow of $184 million and Levered Free Cash Flow(1) of $66 million
–Achieved record quarterly production of 166 MBoe/d and increased full year 2024 production guidance
–Continued gains in well productivity with incremental efficiencies from simul-frac completions
–Executed $25 million bolt-on to Eagle Ford minerals portfolio, adding high-value cash flow at attractive value
–Declared quarterly cash dividend of $0.12 per share, in line with enhanced and simplified shareholder return framework
–Executed $23 million buyback (~9% annualized yield, inclusive of fixed dividend) with $127 million remaining under repurchase authorization

Crescent CEO David Rockecharlie said, “We entered 2024 with strong momentum and again exceeded market expectations in the first quarter, achieving record quarterly production, generating robust operating cash flows and demonstrating the merits of our proven and differentiated business model to create long-term value for shareholders. Our consistent financial and operating performance is a testament to the ongoing commitment of our team to safely enhance well productivity, helping to reduce costs and successfully integrate recently acquired properties.

Crescent is a proven acquirer and our teams quickly apply our best-in-class operating practices to enhance cash flows, create sustainable capital efficiencies and enhance returns. This balanced investment approach allows us to return significant cash to shareholders through our fixed dividend and opportunistic share buyback program. We are leveraging our strengths for sustainable growth and value creation for our investors.”

First Quarter Financial and Operating Results
First quarter production averaged a record 166 MBoe/d (42% oil and 59% liquids). The Company drilled 16 gross operated wells (11 in the Eagle Ford and five in the Uinta), brought online 24 gross operated wells (20 in the Eagle Ford and four in the Uinta) and incurred capital expenditures (excluding acquisitions) of $193 million during the quarter. Development costs continued to benefit from operational efficiency gains, as well as moderating service costs.

Crescent reported a net loss of $32 million and $83 million of Adjusted Net Income(1) in the first quarter. The net loss was primarily related to mark to market loss on derivatives due to an increase in commodity prices. The Company generated $313 million of Adjusted EBITDAX(1), $184 million of Operating Cash Flow and $66 million of Levered Free Cash Flow(1) for the period.

Financial Position

Crescent maintains a strong balance sheet and a low leverage profile. As of March 31, 2024, the Company had total long-term debt of $1.7 billion, a Net LTM Leverage(1) ratio of 1.4x, in-line with its stated leverage target, and liquidity of $1.2 billion.

2024 Outlook
Crescent announced a ~1.5% increase to its full-year 2024 production guidance, driven by continued gains in well productivity.

	Initial 2024 Guidance	Updated 2024 Guidance
Total Production (MBoe/d)	155 - 160	157 - 162

Note: All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Shareholder Return
Crescent recently enhanced and simplified its long-standing return of capital strategy to include a fixed dividend and the Board's authorization of a $150 million share repurchase program, through March 2026. For the first quarter of 2024, the Company's Board of Directors approved a cash dividend of $0.12 per share payable on June 7, 2024, to shareholders of record as of the close of business on May 21, 2024. Payment of future dividends is subject to Board approval and other factors.

The Company opportunistically repurchased 2.3 million OpCo Units at an average price of $9.87 per unit in the first quarter under its share repurchase program, which has approximately $127 million remaining.

Repurchases under the Share Repurchase Program may be made by the Company or OpCo, as applicable, and may be made from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Exchange Act or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its recent financial and operating results at 10 a.m. CT on Tuesday, May 7, 2024. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, May 7, 2024
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: https://ir.crescentenergyco.com/events-presentations/

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Crescent’s portfolio of low-decline, cash-flow oriented assets comprises both mid-cycle unconventional and conventional assets with a long reserve life and deep inventory of high-return development locations in the Eagle Ford and Uinta basins. Crescent’s leadership is an experienced team of investment, financial and industry professionals that combines proven investment and operating expertise. For more than a decade, Crescent and its predecessors have executed on a consistent strategy focused on cash flow, risk management and returns. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production, our hedging strategy and results, federal and state regulations and laws, upcoming elections and associated political volatility, the severity and duration of public health crises, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, the impact of the armed conflict in Ukraine, continued hostilities in the Middle East, including the Israel-Hamas conflict and rising tensions with Iran, the impact of disruptions in the capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on our external manager, sustained cost inflation, elevated interest rates and central bank policy changes associated therewith and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
While OpCo Units and corresponding shares of Class B common stock are outstanding in our "Up-C" structure, and in accordance with the terms of our Management Agreement under which Class A shareholders bear only their proportionate share of Manager Compensation, portions of Manager Compensation, income tax provision (benefit) amounts and dividends paid corresponding to such ownership are required to be classified as distributions to redeemable noncontrolling interests rather than G&A expense, income tax provision (benefit), and dividends paid to Class A Common Stock, respectively. We define those redeemable noncontrolling interest ("RNCI") distributions made by OpCo related to (i) Manager Compensation as “Manager Compensation RNCI Distributions,” (ii) income tax provision (benefit) as “Tax RNCI Distributions,” and (iii) dividends paid as “Dividend RNCI Distributions.”

To facilitate comparison of our G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) to peer companies with varying corporate and management structures, Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance, are presented assuming the full redemption of all outstanding OpCo Units for shares of our Class A common stock and a corresponding cancellation of all shares of our Class B Common Stock. Management believes this presentation is most useful to investors, as the full amounts of Manager Compensation as G&A expense, dividends paid to Class A Common Stock and income tax provision (benefit) are thereby reflected as such.

Crescent Operational Summary

	For the three months ended
	March 31, 2024	March 31, 2023	December 31, 2023
Average daily net sales volumes:
Oil (MBbls/d)	70	59	71
Natural gas (MMcf/d)	403	351	386
NGLs (MBbls/d)	28	19	30
Total (MBoe/d)	166	137	165
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$74.01	$69.99	$74.07
Natural gas ($/Mcf)	2.18	5.14	2.39
NGLs ($/Bbl)	26.07	24.84	22.50
Total ($/Boe)	41.14	46.94	41.39
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$67.13	$62.83	$67.06
Natural gas ($/Mcf)	2.76	4.61	2.46
NGLs ($/Bbl)	26.07	29.21	22.50
Total ($/Boe)(2)	39.63	43.10	38.55
Expense (per Boe)
Operating expense	$20.16	$22.12	$20.47
Depreciation, depletion and amortization	11.70	11.92	12.07
General and administrative expense	2.83	1.73	2.29
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(3)	$15.57	$16.57	$15.38
Production and other taxes	2.16	4.47	3.08
Adjusted Recurring Cash G&A(1)	1.23	1.69	1.47

Crescent Consolidated Income Statement

(Unaudited)
	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Revenues:
Oil	$473,894	$372,336
Natural gas	79,944	162,021
Natural gas liquids	66,947	42,523
Midstream and other	36,688	13,257
Total revenues	657,473	590,137
Expenses:
Lease operating expense	130,688	130,954
Workover expense	12,302	12,571
Asset operating expense	31,350	22,218
Gathering, transportation and marketing	69,569	47,403
Production and other taxes	32,523	54,923
Depreciation, depletion and amortization	176,564	146,483
Midstream operating expense	27,742	3,779
General and administrative expense	42,715	21,238
Total expenses	523,453	439,569
Income (loss) from operations	134,020	150,568
Other income (expense):
Gain (loss) on derivatives	(105,602)	150,310
Interest expense	(42,686)	(29,320)
Loss from extinguishment of debt	(22,582)	—
Other income (expense)	150	250
Income (loss) from equity affiliates	127	163
Total other income (expense)	(170,593)	121,403
Income (loss) before taxes	(36,573)	271,971
Income tax benefit (expense)	4,209	(16,360)
Net income (loss)	(32,364)	255,611
Less: net (income) loss attributable to noncontrolling interests	(3,499)	(149)
Less: net (income) loss attributable to redeemable noncontrolling interests	11,695	(195,668)
Net income (loss) attributable to Crescent	$(24,168)	$59,794
Net income (loss) per share:
Class A common stock – basic	$(0.25)	$1.24
Class A common stock – diluted	$(0.25)	$1.24
Class B common stock – basic and diluted	$—	$—
Weighted average common shares outstanding
Class A common stock – basic	94,793	48,282
Class A common stock - diluted	94,793	48,665
Class B common stock – basic and diluted	84,333	118,645

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2024	December 31, 2023
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$5,321	$2,974
Accounts receivable, net	461,836	504,630
Accounts receivable – affiliates	7,873	2,108
Derivative assets – current	36,513	54,321
Prepaid expenses	39,501	40,406
Other current assets	12,721	11,213
Total current assets	563,765	615,652
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	8,781,571	8,574,478
Unproved	290,904	283,324
Oil and natural gas properties at cost, successful efforts method	9,072,475	8,857,802
Field and other property and equipment, at cost	202,887	198,570
Total property, plant and equipment	9,275,362	9,056,372
Less: accumulated depreciation, depletion, amortization and impairment	(3,108,052)	(2,940,546)
Property, plant and equipment, net	6,167,310	6,115,826
Derivative assets – noncurrent	4,305	8,066
Investments in equity affiliates	6,203	6,076
Other assets	56,334	57,715
TOTAL ASSETS	$6,797,917	$6,803,335

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2024	December 31, 2023
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$574,633	$613,543
Accounts payable – affiliates	35,983	52,607
Derivative liabilities – current	101,220	42,051
Financing lease obligations – current	4,148	4,233
Other current liabilities	32,092	37,823
Total current liabilities	748,076	750,257
Long-term debt	1,749,226	1,694,375
Derivative liabilities – noncurrent	2,059	—
Deferred tax liability	288,369	262,581
Asset retirement obligations	424,232	418,319
Financing lease obligations – noncurrent	6,187	7,066
Other liabilities	36,809	35,019
Total liabilities	3,254,958	3,167,617
Commitments and contingencies
Redeemable noncontrolling interests	1,546,722	1,901,208
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 106,480,353 and 92,680,353 shares issued, 105,408,800 and 91,608,800 shares outstanding as of March 31, 2024 and December 31, 2023	11	9
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 71,948,124 and 88,048,124 shares issued and outstanding as of March 31, 2024 and December 31, 2023	7	9
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Treasury stock, at cost; 1,071,553 shares of Class A common stock as of March 31, 2024 and December 31, 2023	(17,143)	(17,143)
Additional paid-in capital	1,929,307	1,626,501
Retained earnings	58,630	95,447
Noncontrolling interests	25,425	29,687
Total equity	1,996,237	1,734,510
Total liabilities, redeemable noncontrolling interests and equity	$6,797,917	$6,803,335

Crescent Consolidated Cash Flow Statement

(Unaudited)
	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:	(in thousands)
Net income (loss)	$(32,364)	$255,611
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	176,564	146,483
Deferred tax expense (benefit)	(4,925)	15,848
(Gain) loss on derivatives	105,602	(150,310)
Net cash (paid) received on settlement of derivatives	(22,806)	(47,157)
Non-cash equity-based compensation expense	28,174	7,605
Amortization of debt issuance costs, premium and discount	4,376	1,050
Loss from debt extinguishment	22,582	—
Settlement of acquired derivative contracts	—	(18,647)
Other	(6,098)	(5,125)
Changes in operating assets and liabilities:
Accounts receivable	42,794	(8,952)
Accounts receivable – affiliates	(5,765)	(90)
Prepaid and other current assets	(430)	(4,586)
Accounts payable and accrued liabilities	(101,948)	34,681
Accounts payable – affiliates	(20,524)	11,861
Other	(1,462)	1,818
Net cash provided by operating activities	183,770	240,090
Cash flows from investing activities:
Development of oil and natural gas properties	(136,816)	(190,478)
Acquisitions of oil and natural gas properties, net of cash acquired	(19,532)	(11,353)
Proceeds from the sale of oil and natural gas properties	—	4,890
Purchases of restricted investment securities – HTM	(1,776)	(1,780)
Maturities of restricted investment securities – HTM	1,800	1,800
Other	(1,137)	1,808
Net cash used in investing activities	(157,461)	(195,113)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after discount and underwriting fees	690,375	394,000
Repurchase of Senior Notes, including extinguishment costs	(714,817)	—
Revolving Credit Facility borrowings	684,600	218,000
Revolving Credit Facility repayments	(626,800)	(613,400)
Payment of debt issuance costs	(3,721)	(2,621)
Redeemable noncontrolling interest distributions	(88)	—
Dividend to Class A common stock	(12,649)	(8,208)
Distributions to redeemable noncontrolling interests related to Class A common stock dividend	(8,274)	(20,171)
Distributions to redeemable noncontrolling interests related to Manager Compensation	(6,798)	(9,471)
Distributions to redeemable noncontrolling interests related to income taxes	(66)	(54)
Repurchase of redeemable noncontrolling interests related to 2024 Equity Transactions	(22,701)	—
Noncontrolling interest distributions	(1,858)	(924)
Noncontrolling interest contributions	—	3
Other	(1,070)	(826)
Net cash provided by (used in) financing activities	(23,867)	(43,672)
Net change in cash, cash equivalents and restricted cash	2,442	1,305
Cash, cash equivalents and restricted cash, beginning of period	8,729	15,304
Cash, cash equivalents, and restricted cash, end of period	$11,171	$16,609

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, non-cash equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo related to Manager Compensation and settlement of acquired derivative contracts.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income (loss)	$(32,364)	$255,611
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	42,686	29,320
Loss from extinguishment of debt	22,582	—
Income tax expense (benefit)	(4,209)	16,360
Depreciation, depletion and amortization	176,564	146,483
Non-cash (gain) loss on derivatives	82,796	(197,467)
Non-cash equity-based compensation expense	28,174	7,605
Other (income) expense	(150)	(250)
Manager Compensation RNCI Distributions	(5,627)	(9,471)
Transaction and nonrecurring expenses(4)	2,871	2,435
Settlement of acquired derivative contracts(5)	—	(18,647)
Adjusted EBITDAX (non-GAAP)	$313,323	$231,979
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums	(38,310)	(28,270)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(14,817)	—
Current income tax benefit (expense)	(716)	(512)
Tax RNCI Distributions	(66)	(12)
Development of oil and natural gas properties	(193,290)	(201,687)
Levered Free Cash Flow (non-GAAP)	$66,124	$1,498

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$183,770	$240,090
Changes in operating assets and liabilities	87,335	(34,732)
Manager Compensation RNCI Distributions	(5,627)	(9,471)
Tax RNCI Distributions	(66)	(12)
Transaction and nonrecurring expenses(4)	2,871	2,435
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(14,817)	—
Other adjustments and operating activities	5,948	4,875
Development of oil and natural gas properties	(193,290)	(201,687)
Levered Free Cash Flow (non-GAAP)	$66,124	$1,498

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income (loss)	$(32,364)	$255,611
Unrealized (gain) loss on derivatives	82,796	(197,467)
Non-cash equity-based compensation expense	28,174	7,605
Manager Compensation RNCI Distributions	(5,627)	(9,471)
Tax RNCI Distributions	(66)	(12)
Transaction and nonrecurring expenses(4)	2,871	2,435
Settlement of acquired derivative contracts(5)	—	(18,647)
Loss from extinguishment of debt	22,582	—
Tax effects of adjustments(6)	(15,349)	13,940
Adjusted Net Income (non-GAAP)	$83,017	$53,994

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our

Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

March 31, 2024
(in thousands)
Total debt(7)	$1,749,226
Less: cash and cash equivalents	(5,321)
Net Debt	$1,743,905

LTM Adjusted EBITDAX for Leverage Ratio	$1,264,711

Net LTM Leverage	1.4x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding non-cash equity-based compensation and transaction and nonrecurring expenses, and including Manager Compensation RNCI Distributions. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and non-cash equity-based compensation and includes the portion of Manager compensation that is not reflected as G&A expense, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended March 31,
	2024	2023
	(in thousands)
General and administrative expense	$42,715	$21,238
Less: non-cash equity-based compensation expense	(28,174)	(7,605)
Less: transaction and nonrecurring expenses (G&A)(8)	(1,624)	(2,368)
Plus: Manager Compensation RNCI Distributions	5,627	9,471
Adjusted Recurring Cash G&A	$18,544	$20,736

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Tax RNCI Distributions. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed for taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Current income tax provision (benefit)(9)	$716	$512
Plus: Tax RNCI Distributions	66	12
Adjusted Current Income Tax	$782	$524

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A common stock plus Dividend RNCI Distributions. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Dividend to Class A common stock	$12,649	$8,208
Plus: Dividend RNCI Distributions	8,274	20,171
Adjusted Dividends Paid	$20,923	$28,379

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Does not include the $18.6 million impact from the settlement of acquired derivative contracts for the three months ended March 31, 2023. Total average realized prices, after effects of derivatives settlements, would have been $41.58/Boe for the three months ended March 31, 2023.
(3)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing and midstream and other revenue net of expense.
(4)Transaction and nonrecurring expenses of $2.9 million for the three months ended March 31, 2024 were primarily related to our capital markets transactions and integration expenses. Transaction and nonrecurring expenses of $2.4 million for the three months ended March 31, 2023 were primarily related to system integration expenses.
(5)Represents the settlement of certain oil commodity derivative contracts acquired in connection with the Uinta Transaction.
(6)Tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 12% and 6% for the three months ended March 31, 2024 and March 31, 2023, respectively.
(7)Includes $32.1 million of unamortized discount, premium and issuance costs.
(8)Transaction and nonrecurring expenses (G&A) of $1.6 million for the three months ended March 31, 2024 were primarily related to capital market transactions and integration expenses. Transaction and nonrecurring expenses of $2.4 million for the three months ended March 31, 2023 were primarily related to system integration expenses.
(9)Current Income tax provision (benefit) is the amount of current income tax (benefit) expense recognized in our statements of operations for the three months ended March 31, 2024. Actual cash paid by (refunded to) Crescent for federal and state income taxes for the three months ended March 31, 2024 was $0.1 million.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.